EXHIBIT (b)

TAX-MANAGED MULTI-CAP GROWTH PORTFOLIO

AMENDED AND RESTATED

BY-LAWS

As Adopted April 23, 2012

TABLE OF CONTENTS

PAGE

ARTICLE I – Meetings of Holders

1

Section 1.1

Meetings of Holders

1

Section 1.2

Notice of Meetings

1

Section 1.3

Record Date for Meetings, Distributions, etc.

1

Section 1.4

Proxies, etc.

2

Section 1.5

Holder Action by Written Consent

2

Section 1.6

Notices

2

ARTICLE II – Officers

3

Section 2.1

Officers of the Trust

3

Section 2.2

Election and Tenure

3

Section 2.3

Removal of Officers

3

Section 2.4

Bonds and Surety

3

Section 2.5

Chairman, President and Vice Presidents

3

Section 2.6

Secretary

4

Section 2.7

Treasurer

4

Section 2.8

Other Officers and Duties

4

ARTICLE III – Miscellaneous

5

Section 3.1

Depositories

5

Section 3.2

Signatures

5

Section 3.3

Seal

5

Section 3.4

Indemnification

5

Section 3.5

Distribution Disbursing Agents and the Like

6

ARTICLE IV – Regulations; Amendment of By-Laws

6

Section 4.1

Regulations

6

Section 4.2

Amendment and Repeal of By-Laws

6

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AMENDED AND RESTATED

BY-LAWS

OF

TAX-MANAGED MULTI-CAP GROWTH PORTFOLIO

These Amended and Restated By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing TAX-MANAGED MULTI-CAP GROWTH PORTFOLIO (the “Trust”), dated April 23, 2012 as from time to time amended (the “Declaration”).  All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Meetings of Holders

Section 1.1.

Meetings of Holders.  Meetings of Holders may be called at any time by a majority of the Trustees and shall be called upon written request of Holders holding, in the aggregate, not less than 10% of the Shares, such request specifying the purpose or purposes for which such meeting is to be called.  Any such meeting shall be held within or without the Commonwealth of Massachusetts and within or without the United States of America on such day and at such time as the Trustees shall designate.  Holders of one-third of the Shares, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act, other applicable law, the Declaration or these By-Laws.  If a quorum is present at a meeting, an affirmative vote of the Holders present, in person or by proxy, holding more than 50% of the total Shares of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless a greater number of affirmative votes is required by the 1940 Act, other applicable law, the Declaration or these By-Laws.  All or any one of more Holders may participate in a meeting of Holders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.  The Trustees may, but shall not be required to, call an annual meeting of Holders.

Section 1.2.

Notice of Meetings.  Notice of each meeting of Holders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder, at its registered address, mailed at least 10 days and not more than 60 days before the meeting.  Notice of any meeting may be waived in writing by any Holder either before or after such meeting.  The attendance of a Holder at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Holder attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.  At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting.  Any adjourned meeting may be held as adjourned without further notice.

Section 1.3.

Record Date for Meetings, Distributions, etc.  For the purpose of determining the Holders who are entitled to notice of and to vote or act at any meeting, including any adjournment thereof, or to participate in any distribution, or for the purpose of any other action, the Trustees may

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from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of any distribution or the taking of any other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders for such purpose.  If the Trustees do not, prior to any meeting of the Holders, so fix a record date, then the date of mailing notice of the meeting shall be the record date.

Section 1.4.

Proxies, etc.  At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote is to be taken.  A proxy may be revoked by a Holder at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, a later dated proxy or written revocation.  Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of the Trust or of one or more Trustees or of one or more officers of the Trust. Only Holders on the record date shall be entitled to vote.  Each such Holder shall be entitled to a vote according to its Share.  When a Share is held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  No proxy shall be valid after one year from the date of execution, unless a longer period is expressly stated in such proxy.  The Trust may also permit a Holder to authorize and empower individuals named as proxies on any form of proxy solicited by the Trustees to vote that Holder’s Share on any matter by recording his voting instructions on any recording device maintained for that purpose by the Trust or its agent, provided the Holder complies with such procedures as the Trustees may designate to be necessary or appropriate to determine the authenticity of the voting instructions so recorded; such instructions shall be deemed to constitute a written proxy signed by the Holder and delivered to the Trust and shall be deemed to be dated as of the date such instructions were transmitted, and the Holder shall be deemed to have approved and ratified all actions taken by such proxies in accordance with the voting instructions so recorded.

Section 1.5.

Holder Action by Written Consent.  Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all Shares entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Holders.  Such consents shall be treated for all purposes as a vote taken at a meeting of Holders.  Each such written consent shall be executed by or on behalf of the Holder delivering such consent and shall bear the date of such execution.  No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Holders to take such action are filed with the records of the meetings of Holders.

Section 1.6.

Notices.  Any and all communications, including any and all notices to which any Holder may be entitled, shall be deemed duly served or given if mailed, postage prepaid, addressed to a Holder at its last known address as recorded on the register of the Trust.

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ARTICLE II

Officers

Section 2.1.

Officers of the Trust.  The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Trustees.  Any two or more of the offices may be held by the same individual.  The Trustees may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act.  No officer of the Trust, including the President, need be a Trustee.

Section 2.2.

Election and Tenure.  At the initial organization meeting and from time to time thereafter, the Trustees shall elect the President, the Secretary, the Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust.  Such officers shall hold office until their successors have been duly elected and qualified (except in the event of their earlier resignation or removal pursuant to Section 2.3).  The Trustees may fill any vacancy in office or add any additional officer at any time.

Section 2.3.

Resignation and Removal of Officers.  Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees.  This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.  Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice in writing.

Section 2.4.

Bonds and Surety.  Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

Section 2.5.

Chairman, President and Vice Presidents.

a.

Chairman.  The Trustees may appoint from among their number a Chairman.  The Chairman shall preside at meetings of the Trustees and may call meetings of the Trustees and of any committee thereof whenever he deems it necessary or desirable to do so.  The Chairman may in his discretion preside at any meeting of the Holders, and may delegate such authority to another Trustee or officer of the Trust.  The Chairman shall exercise and perform such additional powers and duties as from time to time may be assigned to him by the Trustees, and shall have the resources and authority appropriate to discharge the responsibilities of the office.  A Trustee elected or appointed as Chairman shall not be considered an officer of the Trust by virtue of such election or appointment.

b.

President and Vice Presidents.  Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation.  In the event that the Chairman does not preside at a meeting of the Holders or delegate such power and authority to another Trustee or officer of the Trust, the President or his designee shall preside at such meeting.

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The President shall have the power, in the name and on behalf of the Trust, to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and to employ and discharge employees and agents of the Trust.  Unless otherwise directed by the Trustees, the President shall have full authority and power to attend, to act and to vote, on behalf of the Trust, at any meeting of any business organization in which the Trust holds an interest, or to confer such powers upon any other person, by executing any proxies duly authorizing such person.  The President shall have such further authorities and duties as the Trustees shall from time to time determine.  In the absence or disability of the President, the Vice Presidents in order of their rank or the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.  Subject to the direction of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

Section 2.6.

Secretary.  The Secretary shall keep the minutes of all meetings of, and record all votes of, Holders, Trustees and the Executive Committee, if any.  The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary.  The Secretary shall be custodian of the seal of the Trust, if any, and  have such other authorities and duties as the Trustees shall from time to time determine.

Section 2.7.

Treasurer.  Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to his office.  The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order and shall deposit all funds of the Trust as may be ordered by the Trustees or the President.  The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in his possession, shall be subject at all times to the inspection and control of the Trustees.  Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust.  The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine.  Notwithstanding anything to the contrary herein contained, the Trustees may authorize the Investment Adviser or the Administrator to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

Section 2.8.

Other Officers and Duties.  The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust.  Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office.  Each officer and assistant officer shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing.  Each officer, employee and agent of the Trust shall have such other duties and authorities as may be conferred upon him by the Trustees or delegated to him by the President.

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ARTICLE III

Miscellaneous

Section 3.1.

Depositories.  The funds of the Trust shall be deposited in such depositories as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the Investment Adviser or the Administrator) as the Trustees may from time to time authorize.

Section 3.2.

Signatures.  All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents as provided in these By-Laws or as the Trustees may from time to time by resolution or through agreement provide.

Section 3.3.

Seal.  The Trustees may adopt a seal of the Trust which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

Section 3.4.

Indemnification.  Subject to the exceptions and limitations contained in this section, every person who is, or has been, a Trustee or officer of the Trust or, at the Trust’s request, serves, or has served, as a  director, trustee or officer of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by applicable law, as in effect from time to time (“Applicable Law”), against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines and penalties, and counsel fees, incurred by or for such Covered Person in connection with the preparation for, defense or disposition of, any claim,  demand, action, suit, investigation, inquiry or proceeding of any and every kind, whether actual or threatened (collectively, a “Claim”), in which such Covered Person becomes involved as a party or otherwise by virtue of being or having been a Covered Person.

No indemnification shall be provided hereunder to a Covered Person to the extent such indemnification is prohibited by Applicable Law.  In no event shall the Trust be obligated to indemnify a Covered Person against liabilities to the Trust or any Holder to which such Covered Person would otherwise be subject by reason of the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (collectively, “Disabling Conduct”).

The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

To the maximum extent permitted by Applicable Law, the Trust shall make advances for the payment of expenses reasonably incurred by or for a Covered Person in connection with any Claim for which the Covered Person is entitled to indemnification by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it is ultimately determined that such Covered Person is not entitled to indemnification by the Trust.

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The obligation of the Trust to indemnify a Covered Person and/or make advances for the payment of expenses incurred by or for such Covered Person under this section may be made subject to conditions and procedures as the Trustees determine are necessary or appropriate to protect the Trust from the risk that a Covered Person will ultimately be determined to be not entitled to indemnification hereunder.  Except as otherwise provided in such conditions and procedures, the Covered Person shall be entitled to the benefit of a rebuttable presumption that the Covered Person has not engaged in Disabling Conduct and that the Covered Person is entitled to indemnification hereunder.

Nothing contained in this section shall affect any rights to indemnification to which any Covered Person or other person may be entitled by contract or otherwise under law or prevent the Trust from entering into any contract to provide indemnification to any Covered Person or other person. Without limiting the foregoing, the Trust may, in connection with the acquisition of assets subject to liabilities or a merger or consolidation, assume the obligation to indemnify any person including a Covered Person or otherwise contract to provide such indemnification, and such indemnification shall not be subject to the terms of this section.

Section 3.5.

Distribution Disbursing Agents and the Like.  The Trustees shall have the power to employ and compensate such distribution disbursing agents, warrant agents and agents for the reinvestment of distributions as they shall deem necessary or desirable.  Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

ARTICLE IV

Regulations; Amendment of By-Laws

Section 4.1.

Regulations.  The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the sale and purchase of interests of the Trust.

Section 4.2.

Amendment and Repeal of By-Laws.  In accordance with Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time.  Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.  The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration.

The Declaration refers to the Trustees as Trustees, but not as individuals or personally; and no Trustee, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust.

*        *        *

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